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                                                                   EXHIBIT 10.35

                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                STANDARD SUBLEASE

                 (Long-form to be used with pre-1996 AIR leases)

                  1. Parties. This Sublease, dated, for reference purposes only, June 1, 2000, is made by and between Coyote Network Systems, Inc., a Delaware Corporation ("Sublessor") and ValueClick, Inc., a Delaware corporation ("Sublessee").

                  2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions et forth herein, that certain real property, including all improvements therein, and commonly known by the street address of 4360 Park Terrace Drive, Suite 100, Westlake Village located in the County of Los Angeles, State of California and generally described as (describe briefly the nature of the property) Suite 100 at 4360 Park Terrace Drive in Westlake Village, as described in the site plan attached as Exhibit 2 and incorporated herein by this reference, for the entire first floor consisting of approximately 23,000 rentable square feet ("Premises").

                  3. Term

                  3.1 Term. The term of this Sublease shall be for Thirty (30) months commencing on June 15, 2000 and ending on December 14, 2002 unless sooner terminated pursuant to any provision hereof.

                  3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises as set forth in Section 14 of the Sublease Agreement. If, despite said efforts, Sublessor is unable to deliver possession as agreed, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 15 days of the commencement date, Sublessee may, at its option, by notice in writing within ten days after the end of such 15 day period, cancel this Sublease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Sublessor within said ten day period, Sublessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Sublessee when required and Sublessee does not terminate this Sublease, as aforesaid, any period of rent abatement that Sublessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Sublessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Sublessee. If possession is not delivered within 60 days after the commencement date, this Sublease shall automatically terminate unless the parties agree, in writing, to the contrary. Notwithstanding anything to the contrary in the Sublease, the rent shall not commence until five days following the date Sublessor delivers possession of the Premises to Sublessee.

                  4. Rent

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                  4.1 Base Rent. Sublessee shall pay to Sublessor as Base Rent for the premises equal monthly payments of $44,850.00 in advance, on the 1st day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $44,850.00 as Base Rent for June 2000. Base rent for any period during the term here of which is for less than one month shall be a pro rata portion of the monthly installment.

                  4.2 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

                  5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $89,700.00 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent beyond the applicable notice and cure period, Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten days after written demand therefore forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest to Sublessee (or at Sublessee's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit. See Section 5 Continued.

                  6. Use.

                  6.1 Agreed Use. The Premises shall be used and occupied only for that use set forth in Section 5 of the Master Lease attached hereto as
Exhibit 1 and for no other purpose.

                  6.2 Compliance. Sublessor warrants that he improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in effect on the commencement date. Said warranty does not apply to any alterations or utility installations made by or to be made by Sublessee.
NOTE: Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Sublessor's expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Sublease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical


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modification of the Building ("Capital Expenditure"), Sublessor and Sublessee
shall allocate the cost of such work as follows:

                  (a) If such Capital Expenditures are required as a result of the specific and unique use of the Premises by Sublessee as compared with uses by tenants in general, Sublessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last two years of this Sublease and the cost thereof exceeds six months' Base Rent, Sublessee may instead terminate this Sublease unless Sublessor notifies Sublessee in writing, within ten days after receipt of Sublessee's termination notice that Sublessor has elected to pay the difference between the actual cost thereof and the amount equal to six months' Base Rent. If the Parties elect termination, Sublessee shall immediately cease the sue of the Premises which requires such Capital Expenditure and deliver to Sublessor written notice specifying a termination date at least ninety days thereafter. Such termination date shall, however, in no event be earlier than the last day that Sublessee could legally utilize the Premises without commencing such Capital Expenditure.

                  See Insert 1. Page 4 of 5.

                  (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Sublessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Sublessee shall be fully responsible for the cost thereof, and Sublessee shall not have any right to terminate this Sublease.

                  6.3 Acceptance of Premises and Lessee. Sublessee acknowledges that:

                  (a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use,

                  (b) Sublessee has made such investigation as it seems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, See 6.3(b) continued

                  (c) neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

                  In addition, Sublessor acknowledges that:

                  (a) Broker has made no representations, promises or warranties concerning Sublessee's ability to honor the sublease or suitability to occupy the Premises, and

                  (b) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.


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                  7. Master Lease

                  7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease," a copy of which is attached marked
Exhibit 1, wherein CarrAmerica Realty Corporation, successor in interest to Corporate Spectrum, LLC., is the lessor, hereinafter the "Master Lessor."

                  7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

                  7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor' is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

                  7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: 3(a), 8(b), 29, 34, 39 and Exhibit "C" to the Master Lease.

                  7.5 The obligations that Sublessee has assumed under paragraph
7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations." The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations."

                  7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

                  7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease beyond the Sublessor's reasonable control and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining obligations.

                  7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

                  8. Assignment of Sublease and Default.

                  8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.


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                  8.2 Master Lessor, by executing the attached consent by
Landlord to sublease (Exhibit 4), agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease, subject to the Master Lease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor or perform and comply with Sublessor's Remaining Obligations.

                  8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

                  8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

                  9. Consent of Master Lessor.

                  9.1 The Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall be not effective unless, Thirty days of the date hereof, Master Lessor consents to this Sublease

                  9.3 In the event that Master Lessor does give such consent then:

                  (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

                  (b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

                  (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

                  (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting the Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

                  (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying


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sublessor or anyone else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

                  (f) In the event that Sublessor shall Default in its obligations under the Master Lease, the Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which even Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercises of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

                  9.4 The signatures of the Master Lessor on the Consent Form Exhibit "4" shall constitute their consent to the terms of this Sublease.

                  9.5 Master Lessor acknowledges in the Consent Form Exhibit 4 to this Sublease that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

                  9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee the Sublessee shall have the right of reimbursement and offset from and against Sublessor.

                  10. Brokers Fee

                  10.1 Upon execution hereof by all parties, Sublessor shall pay to CRESA PARTNERS and TRAVERS REALTY CORP. a licensed real estate broker, ("Broker"), a fee as set forth in a separate agreement between Sublessor and Broker.

                  10.2 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph 10.2 is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

                  10.4 Any fee due from Sublessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

                  10.5 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.


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                  11. Attorney's Fees. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

                  12. Additional Provisions. [If there are no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.

                  5. (Continued) Sublessor shall credit $44,850 of the above-referenced Security Deposit toward the base rent for month 25 of this Sublease, provided that Sublessee is not in Default under any term of this Sublease or the Master Lease, beyond the applicable notice and cure period.

                  6.3(b) (Continued) however, excluding responsibility for latent and patent construction defects in or about the Premises which remain the Sublessor or Master Lessor's responsibility to correct as Applicable, and

                  13. Sublessee shall, subject to the terms of the Master Lease attached hereto, be entitled to all of Sublessor's signage under the Master Lease, including (i) Sublessee's name in the building directory, (ii) Sublessee's name and logo on monument(s) at the parking lot entrance(s) and exit(s), and (iii) a Building standard door plaque. Sublessee shall be responsible for all signage costs.

                  14. The Premises shall be delivered in "AS IS" condition, except that Sublessor, at Sublessor's sole cost and expense, shall deliver possession of the Premises upon execution by all parties of this Sublease Agreement and the Consent Form attached hereto as Exhibit 4 (i) in "Broom Clean" condition; (ii) all systems servicing the Premises, including but not limited to window treatments, lighting, plumbing, fixtures, HVAC, electrical outlets and thermostats shall be in good working order; and (iii) existing computer raised floor and all other existing equipment of Sublessor is removed from the Premises. Sublessor shall not be required to remove the equipment in the Sublessor's Temporary Space prior to June 15, 2000.

                  15. Pursuant to the terms of the Master Lease, HVAC hours shall be 7AM to 7PM Monday through Friday and 9AM to 1PM on Saturdays.

                  16. Subject to the terms of the Master Lease, Sublessee shall have the right to sublease all or any portion of the leased Premises or assign this agreement during the term of this Sublease, provided that Sublessee obtains the prior written consent of Sublessor and the Master Lessor under the Master Lease, such consent which shall not be unreasonably withheld. Provided that the Sublessee is not in default under any of the terms of this Sublease or the Master Lease beyond all applicable notice and cure periods, Sublessor shall not have the right to terminate this Sublease Agreement and to recapture the Premises.

                  17. Sublessee shall pay to Sublessor, upon receipt of an invoice from either Sublessor or the Master Lessor under the Master Lease, Sublessee's pro rata share of any increase in Building operations and tax expenses that are over and above the 2000 base year.


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                  18. Sublessor Temporary Space: Sublessor shall have the right to remain in possession of, and use, that portion of the Premises set forth on
Exhibit 3 (the "Sublessor Temporary Space"), attached hereto and incorporated herein by this reference, until June 15, 2000, at no charge to Sublessor. Sublessee shall have reasonable access to Sublessor Temporary Space during normal business hours for cabling and wiring of the Premises, provided that such access does not interfere with the business of Sublessor or its equipment then in the Sublessor Temporary Space. Furthermore, Sublessor shall have the right to remain in possession of, and use, of 2 offices within the Premises until June 23, 2000, at no charge to Sublessor. Sublessee shall determine the location of the 2 offices.

                  19. Sublessor shall provide Sublessee with a $75,000 rent credit which shall be taken as a $25,000 rent credit in each of the 2nd, 3rd, and 4th months of this Sublease Agreement.

                  20. Sublessor shall provide Sublessee with parking spaces at the Premises parking area pursuant to the parking ratio specified in Section 35 of the Master Lease, at no charge to Sublessee.


                  INSERT 1 [Replacing 6.3(b)]: Notwithstanding Section 6.2(a), Sublessee shall not be responsible for any capital repairs or capital replacements (except as specifically permitted herein), capital improvements and equipment; except those (a) required by laws enacted on or after the Commencement Date with the cost of any improvement and/or equipment depreciated over the useful life of the improvement and/or equipment, or (b) installed at the Premises to reduce Operating Costs, with the cost of any such improvements and equipment depreciated at an annual rate reasonably calculated to equal the amount of Operating Expenses to be saved in each calendar year throughout the Sublease Term (as determined at the time Master Lessor elected to proceed with the capital improvement or acquisition of the capital equipment to reduce Operating Expenses);



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                                                              Initial





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                                                              Initial


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                  ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AT TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:



                  1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.



                  2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.



                  WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.





Executed at: _____________________          COYOTE NETWORK SYSTEMS, INC.
                                            a Delaware Corporation

on: ______________________________          By _____________________________

Address:  ________________________          By _____________________________
                                               "Sublessor" (Corporate Seal)



Executed at: _____________________          ValueClick, Inc.
                                            a Delaware Corporation



on: ______________________________          By _____________________________


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Address:  ________________________          By _____________________________
                                               "Sublessee" (Corporate Seal)



                                               See Attached Master Lease
                                               Consent Form Exhibit 4



Executed at: _____________________

on: ______________________________          By _____________________________

Address:  ________________________          By _____________________________
                                               "Master Lessor" (Corporate Seal)









                  NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure that you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

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